Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of Propanc Health Group Corporation, James Nathanielsz, the Chief Executive Officer and Chief Financial Officer of Propanc Health Group Corporation, certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

1.	This quarterly Report on Form 10-Q for the second quarter ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this quarterly report on Form 10-Q for the second quarter ended December 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Propanc Health Group Corporation.

Date: February 14, 2017

/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement as required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Propanc Health Group Corporation and will be retained by Propanc Health Group Corporation and furnished to the SEC or its staff upon request.